Exhibit 10.1

METHODE ELECTRONICS, INC.
2022 OMNIBUS Incentive PLAN

ARTICLE I

PLAN
1.1
Purpose. The Methode Electronics, Inc. 2022 Omnibus Incentive Plan (the “Plan”) is intended to provide a means through which the Company and its Affiliates may attract and retain qualified persons to serve as Employees or Directors of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to support the Company’s strategy or enhance the profitable growth of the Company and its Affiliates. Accordingly, the Company may grant to certain individuals Awards in the form of Incentive Options, Nonqualified Options, Restricted Stock Awards, Restricted Stock Units, Performance Grants, and SARs, subject to the terms of the Plan.
1.2
Effective Date of Plan. The Plan is effective upon the date of its adoption by the Board, provided the Plan is approved by the Company’s stockholders at the Annual Meeting of Stockholders of the Company  on or about September 14, 2022. No Award shall become effective under the Plan’s terms prior to such stockholder approval. Upon approval of this Plan by the stockholders of the Company, no further awards shall be granted under the Company’s 2014 Omnibus Incentive Plan. No further Awards may be granted under the Plan after June 15, 2032. The Plan shall remain in effect until all Awards have been exercised, vested, satisfied, forfeited, or expired.
ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

2.1
“Affiliate” of the Company means another corporation or other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company, including without limitation, all Subsidiaries.
2.2
“Award” means any Option, Restricted Stock Award, Restricted Stock Unit, Performance Grant, or SAR granted, whether singly, in combination, or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as may be established in order to fulfill the objectives of this Plan.
2.3
“Award Agreement” means the written or electronic agreement provided in connection with an Award setting forth the terms and conditions of the Award. Such Agreement may contain any other provisions that the Committee, in its sole discretion, shall deem advisable which are not inconsistent with the terms of the Plan.
2.4
“Award Date” means the date of grant of an Award.
2.5
“Board of Directors” or “Board” means the board of directors of the Company.
2.6
“Cause” means:
(a)
Participant’s conviction of, or plea of nolo contendere to, a felony other than a traffic violation;
(b)
Participant’s commission of any act or acts of personal dishonesty intended to result in personal enrichment to Participant to the detriment of the Company;
(c)
a failure to perform assigned duties, provided that such failure has continued for more than ten (10) days after the Board of Directors or the Chief Executive Officer of the Company has given written notice of such failure and of the Company’s intention to terminate Participant’s employment because of such failure;
(d)
any willful misconduct by the Participant which affects the business reputation of the Company;
(e)
breach in any material respect by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company or any of its Affiliates; or
(f)
Participant’s violation of the Company’s Code of Business Conduct or any addendum thereto.

The Participant shall be considered to have been discharged for “Cause” if the Company  or the Board of Directors determines, within thirty (30) days after the Participant’s resignation, that discharge for Cause was warranted.

2.7
“Change of Control” shall be deemed to have occurred on the first to occur of any of the following:
(a)
any one “person” or more than one person acting as a “group” becomes the “beneficial owner” (as such terms are used in the Exchange Act) of more than fifty percent (50%) of the total voting power of Common Stock then outstanding; provided, however, that any acquisition by the Company, any entity controlled by the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company shall not constitute a Change of Control of the Company; or
(b)
a majority of the members of the Company’s Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Company’s Board of Directors before the date of the appointment or election; or

(c)
the consummation of a merger, consolidation or similar transaction involving the Company where, immediately after the consummation of such transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either of the following, in each case, in substantially the same proportion as the ownership of the Company’s stockholders immediately prior to such transaction: (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such transaction; or
(d)
the consummation of a sale of all or substantially all of the assets of the Company and its Subsidiaries or shareholder approval of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Section 409A of the Code if the foregoing definition of “Change of Control” were to apply, but would not result in the imposition of any additional tax if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change of Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Section 409A of the Code.

2.8
“Code” means the Internal Revenue Code of 1986, as amended. References herein to any Section of the Code shall also refer to any successor provision thereof, and the regulations and other authority issued thereunder by the appropriate governmental authority.
2.9
“Committee” means the Compensation Committee of the Board or such other committee designated by the Board. The Committee shall at all times consist solely of two or more members of the Board of Directors, and all members of the Committee shall be Disinterested Persons.
2.10
“Common Stock” means the common stock of the Company, $0.50 par value per share, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 4.6.
2.11
“Company” means Methode Electronics, Inc., a Delaware corporation, or its successor in interest.
2.12
“Director” means an individual who is a non-employee member of the Board.
2.13
“Disability” has the meaning provided in the then established rules of the Company or the Affiliate.
2.14
“Disinterested Person” means an individual who satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

2.15
“Dividend Equivalent” means a credit based on the cash dividend that would have been paid on a share of Common Stock specified in an Award if such share was held by the Participant to whom the Award is made.
2.16
“Employee” means any person in an employment relationship with the Company or any Affiliate.
2.17
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.18
“Fair Market Value” means, as of any specified date, unless otherwise determined by the Committee, the closing sales price of the Common Stock reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee), or, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate, in accordance with Section 409A.
2.19
“Grant Price” means the price per share at which a Participant may exercise an Option, SAR or other right to receive cash or Common Stock, as applicable, under the terms of an Award.
2.20
“Incentive Option” means an Option granted under the Plan which is designated as an “Incentive Option” and satisfies the requirements of Section 422 of the Code.
2.21
“Nonqualified Option” means an Option granted under the Plan other than an Incentive Option.
2.22
“Option” means an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Common Stock pursuant to Article V.
2.23
“Participant” means any Employee or Director who has been granted an Award under the Plan.
2.24
“Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, which need not be the same for each Participant. The Performance Criteria used by the Committee may include either objective metrics or subjective metrics which measure performance by the Company and/or a Participant’s performance, which may include, but are not limited to, the following: (a) book value or book value per share; (b) stock price (including growth in price or total stockholder return); (c) sales (including net or gross, reflected in dollars or volume); (d) cash flow (including funds from operations); (e) operating income; (f) gross or net income; (g) pre-tax income; (h) earnings (either in the aggregate or on a per-share basis); (i) earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization before taxes (including EBIT and EBITDA); (j) economic value added; (k) expenses/costs; (l) gross or net margins; (m) gross or net profits; (n) gross or net revenues; (o) return measures (including return on net sales, return on assets or net assets, return on equity, return on investment, return on capital employed, return on invested capital, gross profit return on investment, gross margin return on investment, cash flow returns); (p) market share; (q) debt measures (including debt service or debt leverage); (r) profitability ratios; (s) working capital; (t) operational performance measures (including productivity, safety, product lines, product development, sales results, economic value added, cost reduction measures, customer service or satisfaction, employee satisfaction or strategic innovation); (u) transactions relating to acquisitions or divestitures; (v) assets; (w) financings; (x) market capitalization; (y) measures of personal targets, goals or objectives; (z) attainment of environmental, social, and governance performance measures; or (aa) other performance measures and criteria as determined by the Committee.

Any Performance Criteria may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Affiliate as a whole or any business unit or division of the Company or any Affiliate or any combination thereof, (ii) be compared to the performance of one or more other companies, or published or special index, (iii) be absolute or based on change in the Performance Criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) be based on U.S. generally accepted accounting principles (“GAAP”) or non-GAAP calculations; (v) relate to or be compared to one or more other Performance Criteria, or (vi) any combination of the foregoing.

2.25
“Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or an individual.
2.26
“Performance Grant” means an Award, denominated in cash or in Common Stock, made to a Participant under Article IX.
2.27
“Performance Period” means the designated period during which the Performance Criteria must be satisfied with respect to an Award.
2.28
“Plan” means the Methode Electronics, Inc. 2022 Omnibus Incentive Plan, as set out in this document and as it may be amended from time to time.
2.29
“Prior Plan” means either of (i) the Methode Electronics, Inc. 2014 Omnibus Incentive Plan, as amended from time to time, or (ii) the Methode Electronics, Inc. 2010 Stock Plan, as amended from time to time.
2.30
“Restricted Stock” means shares of Common Stock issued under an Award and subject to restrictions and conditions pursuant to Article VI and the Award Agreement.
2.31
“Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant under Article VII to receive a share of Common Stock (or the cash equivalent thereof) on a date determined in accordance with the provisions of Article VII and the Award Agreement.
2.32
“Retirement” means retirement on or after a Participant’s sixty-fifth birthday or on or after an Employee’s fifty-fifth birthday with consent of the Committee.

2.33
“Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.
2.34
“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, and subject to restrictions and conditions pursuant to Article VIII and the Award Agreement.
2.35
“Subsidiary” means any corporation or other entity of which the Company owns or controls, directly or through one or more intermediaries, more than 50% of: (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock or other equity or ownership interests.
2.36
“Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“acquired entity awards”) held by current and former employees or non-employee directors of another corporation or entity who become Employees or Directors as the result of a merger, consolidation or combination of the employing corporation or other entity (the “acquired entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the acquired entity (provided such persons held such awards immediately prior to such merger, consolidation, acquisition or combination) in order to preserve for the grantee the economic value of all or a portion of such acquired entity award at such price as the Committee determines necessary to achieve such preservation of economic value.
2.37
“10% Stockholder” means an individual who, as of the Award Date of an Option, owns stock possessing more than 10% of the total combined voting power of all classes of stock or other equity or ownership interests of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for such individual’s brothers and sisters (whether by whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.
ARTICLE III

ELIGIBILITY

The individuals who shall be eligible to receive Awards shall be Employees and Directors as the Committee shall determine from time to time.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS
4.1
Authority to Grant Awards. The Committee may grant Awards to those Employees or Directors as it shall determine from time to time under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the amount of any Award and the number of shares of Common Stock to be covered by any Award to be granted to an Employee or a Director shall be as determined by the Committee. Each Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award. A Participant who has received an Award in any year may receive an additional Award or Awards in the same year or in subsequent years. The terms and provisions of the respective Award Agreements need not be identical. In determining which Participants shall be eligible for an Award, the Committee may, in its discretion, consider the nature of the Participant’s duties, responsibilities, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.
4.2
Share Reserve.
(a)
Dedicated Shares. Subject to adjustment as provided in Section 4.6 and Section 4.2(b) below, 5,550,000 shares of Common Stock shall initially be available for all Awards under the Plan, less one (1) share for every one (1) share that was subject to an option or stock appreciation right granted after April 30, 2022 under a Prior Plan and 2.28 shares for every one (1) share that was subject to an award other than an option or stock appreciation right granted after April 30, 2022 under a Prior Plan. Any shares of Common Stock that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) share granted, and any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.28 shares for every one (1) share granted. The shares of Common Stock authorized under the Plan may be treasury shares or authorized but unissued shares.
(b)
Permitted Addbacks to Share Reserve. If (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after April 30, 2022 any shares subject to an award under a Prior Plan are forfeited, an award under a Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to such Award or award under a Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for Awards under the Plan. Any shares of Common Stock that again become available for Awards under the Plan pursuant to this Section 4.2(b) shall be added as (i) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under a Prior Plan, and (ii) as 2.28 shares for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under a Prior Plan.
(c)
No Recycling of Options or SARs. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under Section 4.2: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option under a Prior Plan, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs or options or stock appreciation rights under a Prior Plan, (iii) shares subject to a SAR or a stock appreciation right under a Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options under a Prior Plan.
(d)
No Recycling of Shares Withheld for Taxes. Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes with respect to an Award under this Plan shall not be added back to the number of shares of Common Stock available for issuance under this Plan.
4.3
Award Limits. Notwithstanding any provision in the Plan to the contrary:
(a)
Subject to adjustment under Section 4.6, the following limitations apply: (i) the maximum number of shares of Common Stock that may be granted to any one individual during any calendar year may not exceed with respect to Options or SARs, more than 1,500,000 shares of Common Stock, (ii) the maximum number of shares of Common Stock that may be granted to any one individual during any calendar year may not exceed with respect to Restricted Stock Awards, Restricted Stock Units, and Performance Grants denominated in shares of Common Stock, more than 1,000,000 shares of Common Stock, and (iii) the maximum aggregate amount that may be paid to any Participant in any calendar year as a dividend or Dividend Equivalent under Section 4.9 of the Plan in relation to a Performance Grant of Restricted Stock or Performance Grant of Restricted Stock Units, more than $5,000,000.
(b)
The maximum amount of compensation that may be paid under all Performance Grants denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Grants) granted to any one individual during any calendar year may not exceed $20,000,000 and any payment due with respect to a Performance Grant shall be paid no later than ten (10) years after the Award Date.
(c)
Subject to adjustment as provided in Section 4.6 hereof, the maximum number of shares of Common Stock for which Awards may be granted under the Plan pursuant to Incentive Options shall be 5,550,000.
(d)
Notwithstanding anything to the contrary herein, the maximum Award Date Fair Market Value (computed as of the Award Date in accordance with applicable financial accounting rules) of all Awards granted under this Plan to any non-employee Director during any fiscal year, taken together with any cash fees paid to such non-employee Director in respect of such Director’s service as a member of the Board during such fiscal year (including service as a member or chair of any committees of the Board), shall not exceed $750,000.
4.4
Non-Transferability. Except as otherwise determined by the Committee in compliance with Rule 16b-3 under the Exchange Act, the Awards granted hereunder shall not be transferable by the Participant otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, an Award shall be transferable pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. In addition, the Committee may grant Awards that are transferable, without payment of consideration, to immediate family members of the Participant; the Committee may also amend outstanding Awards to provide for such transferability. A transfer of a Nonqualified Option pursuant to this Section may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company’s record of outstanding Nonqualified Options. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option may be subsequently transferred by the transferee only by will or the laws of descent and distribution or, without payment of consideration, to immediate family members of the Participant. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option will continue to be governed by and subject to the terms of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Participant hereunder, as if no transfer had taken place. As used herein, “immediate family members” shall mean with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
4.5
Requirements of Law. The Company shall not be required to sell or issue any Common Stock under any Award if issuing that Common Stock would constitute or result in a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities pursuant to any Award, the Company shall not be required to issue any Common Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Common Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Common Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Common Stock issuable pursuant to an Award is not registered, the Company may notate on the book or electronic entry or certificate evidencing the Common Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of, or the issuance of shares under, an Award to comply with any law or regulation of any governmental authority.
4.6
Changes in the Company’s Capital Structure; Adjustments; Change of Control.
(a)
No Effect on Capital Structure. The existence of the Plan and the Awards granted hereunder shall not affect or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
(b)
Change in Capital Structure. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends), then the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to reflect such transaction, including but not limited to: (i) the number and kind of shares of Common Stock or other securities reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4.2; (ii) the number and kind of shares of Common Stock or other securities covered by outstanding Awards; (iii) the Grant Price or other price in respect of such Awards; (iv) the appropriate Fair Market Value and other price determinations for such Awards; and (v) the Award Limits described in Section 4.3 to reflect such transaction.
(c)
Change of Control.

(i) No Continuation, Assumption, or Replacement of Awards. In addition to accelerated vesting as described in Section 4.7(f)(i), in the event of a Change of Control and the surviving or successor entity does not assume the Awards, the Committee shall be authorized (1) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 15 days prior to such cancellation; or (2) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess, if any, of the Fair Market Value of Common Stock on such date over the Grant Price of such Award. Any adjustment under this Section 4.6(c) need not be the same for all Participants.

(ii) Continuation, Assumption or Replacement of Awards. In the event of a Change of Control in which the surviving or successor entity (or its parent corporation) continues, assumes or replaces Awards outstanding as of the date of the Change of Control (with such adjustments as may be required or permitted by Section 4.6(b)), such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 4.7(f)(ii) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 4.6(c) and Section 4.7(f), an Award shall be considered assumed or replaced if, in connection with the Change of Control and in a manner consistent with Sections 409A and 424 of the Code, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change of Control, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Change of Control and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(d)
Substitute Awards. To the extent permitted by applicable securities law or any rule of the securities exchange on which the Common Stock is then listed or traded, the

Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate under the circumstances, grant Substitute Awards under the Plan. Substitute Awards shall not count against the limitation in Section 4.2 on the maximum number of shares of Common Stock reserved for issuance, but any Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Options shall be counted against the limitation in under Section 4.3(c) on maximum number of Incentive Options that can be issued under the Plan.
4.7
Vesting.
(a)
Minimum Vesting Requirement. Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the Award Date; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, (iii) Awards to Directors, (iv) Awards granted to newly hired employees as a replacement for forfeited equity with a predecessor employer and/or as an inducement to accept employment with the Company, and (v) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.2; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change of Control, in the terms of the Award Agreement or otherwise.
(b)
Options. A Participant may not exercise an Option until it has become vested. The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date. Unless the Committee establishes a different vesting schedule in compliance with Section 4.7(a) and sets forth such schedule in the Award Agreement, the following schedule applies to any Award of Options under the Plan:

Number of Months Since Award Date	Vested Percentage
Fewer than 12 months	0%
At least 12 months, but less than 24 months	33 1/3%
At least 24 months, but less than 36 months	66 2/3%
36 months or more	100%
(c)
Restricted Stock, Restricted Stock Units, SARs, and Performance Grants. The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock, Restricted Stock Units, Performance Grants or SARs that is not associated with a Nonqualified Option granted under the Plan to a Participant, and in the absence of such a vesting schedule set forth in the Award Agreement and in compliance with Section 4.7(a), such Award shall vest in accordance with Section 4.7(b), except that no vesting in accordance with Section 4.7(b) shall operate to accelerate the time of payment in violation of Section 409A of the Code. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or an Affiliate on the day a Performance Grant is paid to the Participant.
(d)
Effect of Termination of Employment due to Death, Disability, or Retirement. Notwithstanding Sections 4.7(a), (b) and (c) above, unless otherwise determined by the Committee and set forth in the Award Agreement, if an Employee’s employment with the Company and its Affiliates is terminated due to:

(i) Disability or death: all Awards shall become vested and, for this purpose, the target level of performance shall be deemed to have been achieved under all Performance Grants; and

(ii) Retirement: (1) all Performance Grants shall, as of the end of the Performance Period, vest based on actual performance on a pro rata basis based on the date of termination, and (2) all other Awards shall vest pro rata based on the date of termination. In determining the number of shares to vest pro rata based on the date of termination, the number of months in the vesting period and the number of months elapsed since the Award Date will be taken into consideration.

Unless the Committee otherwise provides in the applicable Award Agreement or as provided in Section 4.6(c) or Section 4.7(f), if an Employee’s employment with the Company and its Affiliates terminates for any other reason, any Awards that are not yet vested are immediately and automatically forfeited; provided, however, in such special circumstances as the Committee deems appropriate, the Committee may take such action as it deems equitable in the circumstances or in the best interests of the Company, including, without limitation, fully vesting an Award or waiving or modifying any other limitation or requirement under the Award.

A Participant’s employment shall not be considered to be terminated hereunder by reason of a transfer of his or her employment from the Company to an Affiliate, or vice versa, or a leave of absence approved by the Participant’s employer. A Participant’s employment shall be considered to be terminated hereunder if, as a result of a sale or other transaction, the Participant’s employer ceases to be an Affiliate (and the Participant’s employer is or becomes an entity that is separate from the Company and its Affiliates).

(e)
Effect of Termination of Service as a Director. Unless otherwise determined by the Committee and set forth in the Award Agreement, an Award to a Director shall become fully vested if the Participant ceases to be a member of the Board for any reason other than removal from office by the stockholders of the Company for Cause (as determined by the Committee).
(f)
Effect of Change of Control.

(i) Awards Not Assumed. Notwithstanding the above, unless otherwise determined by the Committee and set forth in the Award Agreement, if and to the extent that outstanding Awards are not continued, assumed or replaced in connection with a Change of Control as provided in Section 4.6(c)(i), then (x)

outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms and (y) all unvested Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Grant Awards will become immediately vested and non-forfeitable. For this purpose, the target level of performance shall be deemed to have been achieved under all Performance Grants.

(ii) Awards Assumed; Termination After a Change of Control. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 4.6(c)(ii), and if within twenty-four (24) months after the Change of Control an Employee experiences an involuntary termination of employment without Cause, then (x) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, and (y) all unvested Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Grant Awards will become immediately vested and non-forfeitable. For this purpose, the target level of performance shall be deemed to have been achieved under all Performance Grants.

4.8
Election Under Section 83(b) of the Code. No Participant shall exercise the election permitted under Section 83(b) of the Code without prior approval of the Committee. If a Participant files an election under Section 83(b) of the Code without approval, such Award shall be forfeited.
4.9
Prohibition on Dividends on Unvested Awards and on Options/SARs. The Plan shall not pay dividends or Dividend Equivalents on any Awards prior to vesting or during the forfeiture restriction period; provided, however, an Award issued under this Plan is permitted to accrue dividends or Dividend Equivalents during the vesting or forfeiture restriction period, but payment shall not be permitted until such Award’s restriction lapse or vesting is completed. Notwithstanding the foregoing, the Plan shall not pay or accrue dividends or Dividend Equivalents on Options or SARs.
ARTICLE V

OPTIONS
5.1
Type of Option. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option. An Incentive Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) as of the Award Date.
5.2
Grant Price. The Grant Price under an Incentive Option shall not be less than the greater of (i) 100% of the Fair Market Value per share of Common Stock on the Award Date; or (ii) the per share par value of the Common Stock on the Award Date. The Committee in its discretion may provide that the Grant Price shall be more than 100% of Fair Market Value per share. In the case of any 10% Stockholder, the Grant Price under an Incentive Option shall not be less than the greater of: (x) 110% of the Fair Market Value per share of Common Stock on the Award Date; or (y) the per share par value of the Common Stock on the Award Date.

The Grant Price under a Nonqualified Option shall not be less than the greater of: (a) 100% of the Fair Market Value per share of Common Stock on the Award Date; or (b) the per share par value of the Common Stock on the Award Date. The Committee in its discretion may provide that the Grant Price shall be more than 100% of Fair Market Value per share.

Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the Award Date; provided, that the excess of: (a) the aggregate Fair Market Value (as of the Award Date of such Substitute Award) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares, and that the grant of the Substitute Award otherwise satisfies the requirements, as applicable to the Option, of Treasury Regulation Section 1.424-1(a) and Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

5.3
Duration of Options. The term of each Option shall be as specified by the Committee at the Award Date, but in no event shall an Option be exercisable after the expiration of ten (10) years from the Award Date . In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five (5) years from the Award Date. Except as set forth below, each Option will expire as of the earliest of: (a) the date on which it is cancelled under the provisions of Section 4.6(c) or forfeited under the provisions of Section 4.7; (b) the ten-year anniversary of the Award Date, except as set forth in the immediately preceding sentence for Incentive Options issued to 10% Stockholders; (c) in the case of a Participant who is an Employee, three (3) months after the Participant’s termination of employment with the Company and its Affiliates for any reason other than for Cause, (with respect to Nonqualified Options only) death, Disability, or (with respect to Nonqualified Options only) Retirement; (d) in the case of a Participant who is a Director, three (3) months after the Participant’s termination as a member of the Board for any reason other than for Cause, death, Disability, or Retirement; (e) immediately upon a Participant’s termination of employment with the Company and its Affiliates for Cause or service on the Board for Cause; (f) twelve (12) months after a Participant’s termination of employment with the Company and its Affiliates or service on the Board due to (with respect to Nonqualified Options only) death, Disability, or (with respect to Nonqualified Options only) Retirement; or (g) any other date specified by the Committee when the Option is granted.

Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (x) the exercise of the Option is prohibited by applicable law or (y) shares of Common Stock may not be purchased or sold by certain Employees or Directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term of the Option shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period, or lock-up agreement and provided further that no extension will be made if the

Grant Price of such Option at the date the initial term would otherwise expire is above the Fair Market Value.

5.4
Amount Exercisable. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its discretion, may provide in the Award Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the Award Date) of the Common Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, the Committee shall take into account the Incentive Options in the order in which they were granted. The Committee shall notify the Participant of its determination as to which of a Participant’s Incentive Options exceed such limit as soon as practicable after such determination.
5.5
Exercise of Options. Options shall be exercised by the delivery of written notice (which can include electronic delivery) to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with the Grant Price, which may be paid by: (i) cash, certified check, or other method of payment acceptable to the Company for an amount equal to the Grant Price of the shares; (ii) if acceptable to the Company, Common Stock at its Fair Market Value equal to the Grant Price of the shares on the date of exercise; (iii) if acceptable to the Company, an executed attestation form acceptable to the Company attesting to ownership of Common Stock at its Fair Market Value equal to the Grant Price of the shares on the date of exercise (the Participant would receive the net amount of shares of Common Stock after payment of the Grant Price and any taxes withheld thereon); (iv) if acceptable to the Company, by means of a cashless exercise arrangement with a qualifying broker-dealer; and/or (v) if acceptable to the Company, a “net exercise”. A “net exercise” means the delivery of a properly executed notice followed by a procedure pursuant to which (i) the Company will reduce the number of shares of Common Stock otherwise issuable to a Participant upon the exercise of an Option by the number of shares of Common Stock having a Fair Market Value equal to the aggregate Grant Price for the shares of Common Stock with respect to which the Option is exercised (and any tax withholding per Section 12.4), and (ii) the Company shall pay to the Participant cash in lieu of any fractional share otherwise issuable to the Participant as a result of such net exercise. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Participant certificates for the number of shares with respect to which the Option has been exercised, issued in the Participant’s name or should the Common Stock be represented by book or electronic entry rather than certificates, such Common Stock shall be accounted for separately in such book or electronic entry. For physical certificates, delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the mail, addressed to the optionee, at the address specified by the Participant.
5.6
No Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to Common Stock covered by an Option until the date such shares are issued to the Participant as evidenced by a book or electronic entry or physical stock certificate .
5.7
Prohibition on Repricing of Options. Other than pursuant to Section 4.6 or in connection with a Change of Control, the Committee shall not without the approval of the Company’s stockholders (a) lower the Grant Price of an Option or Stock Appreciation Right, (b)

cancel an Option or Stock Appreciation Right when the Grant Price per share exceeds the Fair Market Value of one share in exchange for cash or another Award (other than in connection with a Change of Control), or (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of Common Stock are listed.
ARTICLE VI

RESTRICTED STOCK
6.1
Restricted Stock Awards and Eligibility. The Committee, in its sole discretion, may grant Restricted Stock Awards to any Participant. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of shares of Common Stock to be issued to the Participant, the consideration for such shares (if any), forfeiture restrictions and forfeiture restriction periods (if any), Performance Criteria (if any), and other rights with respect to the shares.
6.2
Forfeiture Restrictions. The Committee may provide that the forfeiture restrictions shall lapse upon (i) the attainment of one or more Performance Goals; (ii) the Participant’s continued employment with the Company or continued service as a Director for a specified period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different forfeiture restrictions, in the discretion of the Committee. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards as set forth in an Award Agreement made in conjunction with the Award.
6.3
Issuance of Restricted Stock. Upon the grant of a Restricted Stock Award to a Participant, issuance of the stock (electronically or by physical certificate registered in the name of the Participant) shall be made for the benefit of the Participant as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. Any book or electronic entry or stock certificate evidencing shares of Restricted Stock pending the lapse of restrictions shall bear a legend making appropriate reference to the restrictions imposed. Upon the grant of a Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.
6.4
Voting and Dividend Rights. The Plan shall not pay dividends on Restricted Stock during any forfeiture restriction period. Notwithstanding the foregoing, the Participant shall have the right to receive an accrual of dividends during any forfeiture restriction period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the Common Stock until any forfeiture restriction period shall have expired (and shall not be entitled to accrued dividends in the event the restrictions do not lapse); (ii) the Company shall retain custody of the Common Stock during the forfeiture restriction period; and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during any forfeiture restriction period. A breach of the terms and conditions established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award.
6.5
Transfers of Unrestricted Shares. Upon the vesting date of a Restricted Stock Award, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiaries or heirs).
ARTICLE VII

RESTRICTED STOCK UNITS
7.1
Restricted Stock Units and Eligibility. The Committee, in its sole discretion, may grant Restricted Stock Units to any Participant. Awards of Restricted Stock Units shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of units, Performance Criteria, if any, and terms of redemption of the Restricted Stock Units.
7.2
Voting and Dividend Rights. No Participant shall be entitled to any voting rights with respect to any share of Common Stock represented by a Restricted Stock Unit until the date of issuance of such shares. The Plan shall not pay Dividend Equivalents on Restricted Stock Units prior to vesting. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, the Participant shall be entitled to an accrual of Dividend Equivalents with respect to dividends on shares of Common Stock having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be subject to the same vesting schedule as the Restricted Stock Units and shall not become payable until such vesting requirements are met.
7.3
Settlement of Restricted Stock Units. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Award Agreement vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement, one share of Common Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 4.6) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. A Restricted Stock Unit may be paid in whole shares of Common Stock  or the cash equivalent thereof. The book or electronic entry or stock certificate evidencing the shares payable under a Restricted Stock Unit will be issued within an administratively reasonable period after the date on which the Restricted Stock Unit vests so that the payment of shares qualifies for the short-term deferral exception under Section 409A. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with the terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a Restricted Stock Unit to a date or dates after the Restricted Stock Unit vests, provided that the terms of the Restricted Stock Unit and any deferral satisfy the requirements to avoid imposition of the “additional tax” under Section 409A(a)(1)(B).

ARTICLE VIII

STOCK APPRECIATION RIGHTS
8.1
Stock Appreciation Rights. A Stock Appreciation Right or SAR is an award that may or may not be granted in tandem with an Option, and entitles the holder to receive an amount equal to the difference between the Fair Market Value of a share of Common Stock at the time of exercise of the SAR and the Grant Price, subject to the applicable terms and conditions of the Award Agreement, the tandem Options, if applicable, and the following provisions of this Article VIII. The Grant Price of a SAR shall be no less than the Fair Market Value per share of Common Stock on the Award Date.

Notwithstanding the foregoing provision of this Section to the contrary, in the case of a SAR that is a Substitute Award, the Grant Price may be less than the Fair Market Value per share on the Award Date; provided, that the excess of: (a) the aggregate Fair Market Value (as of the Award Date of such Substitute Award) of the shares subject to the Substitute Award, over (b) the aggregate Grant Price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate Grant Price of such shares, and that the grant of the Substitute Award otherwise satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

8.2
Exercise. An SAR shall entitle the Participant to receive, upon the exercise of the SAR, shares of Common Stock (valued at their Fair Market Value at the time of exercise), cash, or a combination thereof, in the discretion of the Committee, in an amount equal in value to the excess of the Fair Market Value of the shares of Common Stock subject to the SAR as of the date of such exercise over the Grant Price of the SAR. If granted in tandem with an Option, the exercise of an SAR will result in the surrender of the related Option and, unless otherwise provided by the Committee in its sole discretion, the exercise of an Option will result in the surrender of a related SAR, if any.
8.3
Expiration Date. The “expiration date” with respect to an SAR shall be determined by the Committee  and set forth in the Award Agreement, and if granted in tandem with an Option, shall be not later than the expiration date for the related Option. If neither the right nor the related Option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in cash. Notwithstanding the preceding, the expiration date for an SAR shall be not later than 10 years from the Award Date . Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (x) the exercise of the SAR is prohibited by applicable law or (y) shares of Common Stock may not be purchased or sold by certain Employees or Directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term of the SAR shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period, or lock-up agreement and provided further that no extension will be made if the Grant Price of such SAR at the date the initial term would otherwise expire is above the Fair Market Value.

8.4
Prohibition on Repricing of SARs. No SAR may be repriced, replaced, regranted through cancellation, exchanged for cash, exchanged for any other Awards or modified without stockholder approval (except as contemplated in Section 4.6 hereof), if the effect of such action would be to reduce the exercise price for the shares underlying such SAR.
ARTICLE IX

PERFORMANCE GRANTS
9.1
Performance Grants and Eligibility. The purpose of this Article IX is to provide the Committee the ability to (i) grant Restricted Stock Awards, Restricted Stock Unit Awards, and Stock Appreciation Rights as performance-based awards, and (ii) grant Performance Grants that are settled in cash or shares of Common Stock based on the satisfaction of Performance Criteria. The Committee, in its sole discretion, may designate certain Participants who are eligible to receive a Performance Grant if certain pre-established Performance Goals are met.
9.2
Establishment of Performance Grant. The Committee shall determine the terms of the Performance Grant, if any, to be made to a Participant and the Performance Period over which such performance will be measured by the Committee.
9.3
Criteria for Performance Goals. The Performance Goals shall be pre-established by the Committee. The Committee shall, in writing, (i) designate one or more Participants, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, (iv) specify the relationship between Performance Criteria and the Performance Goals, and (v) specify the minimum and maximum amounts to be earned by each Participant for such Performance Period.
9.4
Adjustments. The Committee shall have the authority to adjust the Performance Goals (either up or down) and the level of the Performance Grant that a Participant may earn under this Plan based on and in order to appropriately reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) any change in the Company’s fiscal year; (vi) circumstances that impact the Company’s financial performance that are outside of the control of the Company, such as acts of God; earthquakes; fires; floods; severe weather events; natural or manmade disasters; wars; civil or military disturbances; acts of terrorism; sabotage; embargoes; martial law; acts of civil or military authorities; political unrest; riots; global economic events; strikes; labor disputes; lockouts; epidemics; or pandemics; or (vii) unforeseen impacts related to mergers, acquisitions and divestitures.
9.5
Committee Certification. Following the completion of each Performance Period, the Committee shall certify whether and to what extent the applicable Performance Goals have been achieved for such Performance Period and the amount that shall be payable with respect to that Award. No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested unless the Committee certifies that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved, such certification to be reflected in the approved written minutes of the meeting of the Committee at which such certification is made or a unanimous written consent. If the Committee certifies the entitlement of a Participant to the Performance Grant, the payment shall be made to the Participant subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.
9.6
Payment and Limitations. Performance Grants shall be paid on or before the 90th day following both (i) the end of the Performance Period, and (ii) certification by the Committee that the Performance Goals and any other material terms of the Performance Grant and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Performance Grant may be paid in Common Stock, cash, or a combination of Common Stock and cash, as specified in the Award Agreement. If paid in whole or in part in Common Stock, the Common Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Common Stock. However, no fractional shares of Common Stock shall be issued, and the balance due, if any, shall be paid in cash. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance Grant for a Performance Period only if the Performance Goals for such period are achieved.
ARTICLE X

ADMINISTRATION
10.1
General. The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards granted hereunder shall be subject to the determination of the Committee. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:
(a)
determine the Participants to whom and the time or times at which Awards will be made;
(b)
determine the number of shares and the Grant Price of Common Stock covered in each Award, subject to the terms of the Plan;
(c)
determine the terms, provisions and conditions of each Award, which need not be identical;
(d)
define the effect, if any, on an Award of the death, Disability, Retirement, or termination of employment of an Employee or Board service of a Director;
(e)
determine and certify the attainment of performance goals, criteria, or any similar terms and conditions (including, but not limited to, Performance Goals with respect to Performance Grants) with respect to Awards and may, in its sole discretion, to adjust any determinations of the degree of attainment of any such performance goals, criteria or similar terms and conditions as permitted by the Plan;
(f)
subject to Article XI, adopt modifications and amendments to the Plan or any Award Agreement, including, without limitation, (i) any modifications or amendments that are necessary to comply with the laws of the countries in which the Company or its Affiliates operate, and (ii) unless otherwise provided in an Award Agreement, modifications that increase or decrease the amount paid with respect to any Performance Grant as permitted by the Plan;
(g)
prescribe, amend and rescind rules and regulations relating to administration of the Plan; and
(h)
make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

10.2
Delegation of Authority. The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan, including with respect to the execution of Award Agreements or other documents, and, to the extent permitted by applicable law or rules of the relevant stock exchange, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee or committees consisting of one or more members of the Board and/or one or more officers of the Company. The authority to grant awards may only be delegated to an individual who is subject to the reporting rules under Section 16(a) of the Exchange Act and such delegation shall not include the authority to grant Awards to such individual or any other individual subject to the reporting rules under Section 16(a) of the Exchange Act. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.2 shall serve in such capacity at the pleasure of the Committee.
ARTICLE XI

AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, to the extent required under applicable stock exchange rules or other applicable rules or regulations, no amendment or modification shall be made to the Plan without the approval of the Company’s stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (i) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (ii) change the class of Employees eligible to receive Incentive Options, or (iii) decrease the Grant Price for Options or SARs below the Fair Market Value of the Common Stock as of the Award Date, shall be made without the approval of the Company’s stockholders. In addition, no amendment shall be made to Section 4.3(d) without the approval of the Company’s stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

ARTICLE XII

MISCELLANEOUS
12.1
No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Participants under the Plan. All Participants shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.
12.2
No Employment Obligation. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.
12.3
Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendment to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to prevent taxation under Section 409A, the Company does not represent or warrant that the Plan or any Award complies with Section 409A or any other provision of federal, state, local or other tax law. Any adjustments made pursuant to Section 4.6 or Section 9.4 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A or comply with the requirements of Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A to be subject thereto.

12.4
Tax Withholding. The Company may permit or require each Participant (and each other person exercising an Option or receiving Common Stock or cash in connection with an Award) to pay or reimburse the Company for all or any portion of all sums required by federal, state, local or foreign tax law to be withheld (up to the maximum withholding rate) in connection with any Award. The Company or any Affiliate shall be entitled to deduct from other compensation or other amounts  payable to each Employee any such sums required to be withheld. In the alternative, the Company or any Affiliate  may require the Employee (or other person exercising the Option or receiving Common Stock) to pay the sum directly to the Company or its Affiliate, as applicable, or, if acceptable to the Company, the Employee (or such other person) may satisfy such tax obligations in whole or in part by delivery of Common Stock, including shares of Common Stock retained from the Award creating the obligation, valued at Fair Market Value. If the Employee (or other person exercising the Option or receiving the Common Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 3 business days after (i) the date of exercise, or (ii) notice of the Committee’s decision to pay all or part of a Performance Grant in Common Stock, whichever is applicable. The Company shall have no obligation upon exercise of any Option, or notice of the Committee’s decision to pay all or part of the Performance Grant in Common Stock, until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or issuance of Common Stock is sufficient to cover all sums due with respect to that exercise or issuance of Common Stock. The Company and its Affiliates shall not be obligated to advise an Employee (or such other person) of the existence of the tax or the amount which the Company or any of its Affiliates will be required to withhold.
12.5
Clawback/Recovery. The Awards granted under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as in effect from time to time, as well as any similar provisions of applicable law, including Section 10D of the Exchange Act and the Dodd‑Frank Wall Street Reform and Consumer Protection Act. As of the effective date of the Plan, the Company’s policy provides that in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in accordance with the provisions of Section 10D of the Exchange Act and the rules and regulations adopted by the New York Stock Exchange in compliance therewith, in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will recover from any current or former executive officer of the Company who received incentive-based compensation during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, determined by the Committee to be in excess of what would have been paid to the executive officer under the accounting restatement. In addition, the Company shall recover from the relevant executive officers any Awards recoverable under Section 304 of the Sarbanes-Oxley Act of 2002.
12.6
Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or cash or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company or any of its Affiliates pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company or any of its Affiliates and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.
12.7
Indemnification of the Committee and the Board of Directors. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
12.8
Gender. If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.
12.9
Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.
12.10
Other Compensation Plans. The adoption of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.
12.11
No Right To An Award; Other Awards. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted any Award or any other rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The grant of an Award shall not confer upon the Participant the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Participants, or the right to receive future Awards upon the same terms or conditions as previously granted.
12.12
No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

12.13
Governing Law. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Delaware.
12.14
Participants Based Outside the United States. In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries or Affiliates operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder, provided, however, that the Committee may not make any subplan that (a) increases the limitations contained in Section 4.3, (b) increases the number of shares available under the Plan, as set forth in Section 4.2; or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act. Subject to the foregoing, the Committee may amend, modify, administer or terminate such subplans, and prescribe, amend and rescind rules and regulations relating to such subplans.